POWER OF ATTORNEY

       I, Martin D. Agard, hereby
constitute and appoint Matthew W.
Marzetti, Tiara Wills, David I.
Meyers, and M. Elizabeth Petty
as true and lawful attorneys for
me and in my name to sign or certify
and file, or cause to be filed,
with the appropriate authority any
and all reports, forms or profiles,
in paper format or electronic format,
relating to my ownership, direction,
control or trading in the securities
of Lumber Liquidators Holdings, Inc.
(hereinafter referred to as the "Corporation") and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the
United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard. This power of attorney shall remain effective until revoked in writing.

DATED at Toano, Virginia
          (City/Town)     (State/Province)


This 15th day of September, 2017.


/s/ Martin D. Agard
Martin D. Agard